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                                                                  EXHIBIT 11.1

                      DM MANAGEMENT COMPANY AND SUBSIDIARY
                                    FORM 10-K
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                                          COMPUTATION OF PER SHARE EARNINGS

                                                                       TWELVE MONTHS ENDED
                                                         -----------------------------------------------
PRIMARY:                                                 JUNE 25, 1994    JUNE 24, 1995    JUNE 29, 1996
- -------                                                  -------------    -------------    -------------

Weighted average shares of common stock outstanding
   during the period                                       2,712,491        4,229,390        4,276,679

Adjustments:
   Assumed exercise of options                               463,517          380,163          163,925
   Preferred stock                                           476,387                -                -
   Shares relating to SAB 83 for stock options                66,464                -                -
   Shares relating to SAB 83 for preferred stock             358,038                -                -
                                                           ---------        ---------        ---------
                                                           4,076,897        4,609,553        4,440,604
                                                           =========        =========        =========


                                                                       TWELVE MONTHS ENDED
                                                         -----------------------------------------------
FULLY DILUTED:                                           JUNE 25, 1994    JUNE 24, 1995    JUNE 29, 1996
- -------------                                            -------------    -------------    -------------

Weighted average shares of common stock outstanding
   during the period                                       2,712,491        4,229,390        4,276,679

Adjustments:
   Assumed exercise of options                               467,634          389,564          241,260
   Preferred stock                                           476,387                -                -
   Shares relating to SAB 83 for stock options                66,688                -                -
   Shares relating to SAB 83 for preferred stock             358,038                -                -
                                                           ---------        ---------        ---------
                                                           4,081,238        4,618,954        4,517,939
                                                           =========        =========        =========
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